EXHIBIT 99.2

Astrata Group Commences North American Operations

Astrata Targets U.S.-based Vehicle Fleet Management &
Home Land Security As Initial Markets

Costa Mesa, CA, December 3, 2008, Astrata Group (OTCBB:ATTG) today announced that it has entered into the North American markets through a newly formed joint venture company with Colorado-based PassTime™.  PassTime is a premier provider of code-based, wireless and GSM technologies used in high technology payment solutions for the finance industry and specifically with automotive sales and leasing.

The new company, which will be majority owned and controlled by Astrata, will be known as PassTime Telematics Inc. (An Astrata Group Company), and will target the growing U.S. Vehicle Fleet and Asset Tracking along with Home Land Security markets using Astrata’s range of advanced GPS tracking and PassTime’s Customer Management Solutions.

PassTime has over 400,000 telematics devices installed in the United States.  These products range from basic ignition control systems for sub-prime auto payment assurance to advanced personal vehicle management units.  The company is deeply involved with all of the value chain partners that are integral to the deployment of wireless telematics systems including the sales channels, network operators and financing companies.

Coincident with the joint venture, Astrata also announced the following organizational changes which management deemed required to appropriately manage Astrata’s newly announced entry into the North American markets while continuing to grow its customer base abroad: Executive Chairman, Anthony Harrison will assume the role of Chairman And Chief Executive Officer.  Martin Euler will assume the position of President and Chief Operating Officer.  Henry Negron is appointed Chief Technology Officer.

Astrata Chairman and CEO, Anthony Harrison stated, “Astrata has been looking for the right company to partner with in the U.S. to implement its strategic growth plans. PassTime is an excellent match and will give us the infrastructure from which to develop the Astrata brand in the U.S. PassTime’s extensive dealer network will enable the new company to achieve critical mass in some very interesting new markets, which we will report on in the New Year.

Our reorganization helps us better facilitate and support this new operation with Martin Euler overseeing the new U.S. business as well as managing our U.S. based IR/PR organization, financing and M&A activities. I will now be based mainly in Singapore managing our core team and specifically overseeing the previously announced $100m ‘classified’ contract which is now approaching the main delivery stage,” Harrison added.

PassTime Founder and CEO, Stan Schwarz commented: “We have been in discussions with Astrata since the beginning of this year and have been very impressed with their technology, experts and management. We have a significant user base of over 400,000 in North America. Our market presence combined with Astrata’s advanced technology allows us to leverage this profile into new opportunities. We are very excited about this new venture and I look forward to taking on the role of President for the new company and growing the American operations.”

Astrata also announced today the appointment of Henry Negron as Chief Technology Officer. Negron is an electrical engineer and a highly experienced senior manager. Formerly with Motorola for twenty-seven years, he worked in various leadership positions across the U.S., Europe and Asia spanning R&D, product development and validation. He has a strong track record of product delivery in 2-way radio, paging and cellular markets. Henry is based at Astrata’s R&D/Engineering facility in Singapore.

In addition, Astrata has established a new Consulting and Professional Services business unit, which will focus on Government funded projects mainly in the Home Land Security & Safety arena. Mike Hemming, will be heading up this business, which includes the recently announced global Shell agreement.  Mike has considerable experience in the fields of satellite positioning, communications & imagery and associated technologies. He has managed and contributed to a large number of pan European projects and worked on many projects involving the Galileo satellite system and its application in the transport industry. The operation will be based out of Astrata’s new European headquarters in Coventry, UK.

Astrata’s technology has established itself as the leading choice for Government and Commercial organizations throughout the world. Most recently, the company launched its GLP100i - a compact, technologically advanced GPS tracking device that features a unique, small, flat and lightweight form factor, making it easy to conceal within a vehicle.

About Astrata Group, Inc.

Astrata Group, Inc., (OTC BB: ATTG) is headquartered in Costa Mesa California.  The Company is focused on advanced location-based IT services and solutions (telematics) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace as well as control the movement and status of machinery, vehicles, personnel or other assets.  Astrata has designed, developed, manufactured and currently supports ten generations of telematics systems with units deployed worldwide.

Astrata has offices throughout the world including the United States, Europe the Middle East and Asia.  For further information please visit www.astratagroup.com.

About PassTime Inc.

Headquartered in Colorado, PassTime supports and enhances the specialized finance industry through the implementation of high-tech payment solutions. Founded in 1990, PassTime invented the industry’s first starter-interrupt device in 1997.

PassTime has sustained industry leadership and superiority through the release of an entire family of highly advanced starter-interrupt solutions and technologies. PassTime prides itself on a 24/7 in-house customer service support for our partners; lenders, dealerships and user-end customers. This has helped the industry mature and achieve new levels of profitability and success.

These strategic changes have helped the industry mature and achieve new levels of profitability and success. PassTime solutions improve customer payment performance by reducing default and repossession risks. Our product modified consumer payment behaviors and facilitates higher rates of return on the financing of higher valued vehicles to customers with a sub-prime credit history.

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the “Company”) to be materially different from those expressed or implied by such forward-looking statements.  The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.

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